Exhibit 99.1

News Release

FDA Lifts Clinical Hold On PharmAthene's SparVax® Anthrax Vaccine Program

ANNAPOLIS, Md., May 30, 2013 /PRNewswire/ -- PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, announced today that the U.S. Food and Drug Administration (FDA) has lifted the clinical hold previously placed on a proposed Phase II study of SparVax®, a next generation recombinant anthrax vaccine.

"We are very pleased by the FDA's thorough review of the SparVax® stability data and its subsequent decision to allow our clinical trial to proceed," commented Eric I. Richman, President and Chief Executive Officer. "Anthrax has been identified as one of the foremost potential biological threats to the Nation. The U.S. government's requirement for a recombinant anthrax vaccine for the civilian Strategic National Stockpile is an important national security imperative that remains unfilled. Next-generation anthrax vaccines like SparVax®, which employ modern vaccine technology, offer the potential for improved convenience, cost-effectiveness, more rapid immunity, and the ability for large scale rapid delivery. We look forward to working in collaboration with BARDA to fulfill this objective."

In a letter to the Company, the FDA acknowledged that PharmAthene had satisfactorily addressed all of the Agency's clinical hold issues and that consequently, the clinical hold had been lifted, effective immediately.

The clinical hold was enacted in August 2012, prior to the commencement of a proposed Phase II clinical trial of SparVax®. In its original notification to the Company, the FDA requested that PharmAthene provide additional stability data for both its engineering and GMP lots of U.S. manufactured Final Drug Product, as well as additional information about the intended stability indicating assays.

SparVax® is a next generation recombinant protective (rPA) anthrax vaccine being developed for pre and post exposure protection against anthrax infection. SparVax® has previously been evaluated in three separate Phase I and Phase II clinical trials involving 770 healthy human subjects. These studies suggest that SparVax® appears to be well tolerated and immunogenic in humans.

PharmAthene's rPA anthrax vaccine program has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Disease, National Institutes of Health and the Biomedical Advanced Research and Development Authority.

About PharmAthene

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical threats. PharmAthene's current biodefense portfolio includes the following product candidates:

SparVax® - a next generation recombinant protective antigen (rPA) anthrax vaccine Recombinant BChE - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; or similar statements are forward-looking statements. PharmAthene disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene's Form 10-K under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, significant additional research work, non-clinical animal studies, human clinical trials, and manufacturing development work remain to be done with respect to SparVax®. At this point there can be no assurance that this product candidate will be shown to be safe and effective and approved by regulatory authorities for use in humans. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at http://www.pharmathene.com.

SOURCE PharmAthene, Inc.

Stacey Jurchison, PharmAthene, Inc., Phone: (410) 269-2610,

Stacey.Jurchison@PharmAthene.com